UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report:  October 31, 2012
Date of Earliest Event Reported:  October 30, 2012

Sauer-Danfoss Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14097 (Commission File Number)	36-3482074 (I.R.S. Employer Identification No.)

2800 East 13th Street Ames, Iowa (Address of principal executive offices)	50010 (U.S. Zip Code)

Registrant's telephone number, including area code: (515) 239-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Section 1	Registrant's Business and Operations
Item 1.01	Entry into a Material Definitive Agreement

On October 30, 2012, Sauer-Danfoss Inc. (the “Company”) entered into a Second Amended and Restated Manufacturing Joint Venture Agreement (the “Agreement”) with Daikin Industries, Ltd. (“Daikin”). In 2001, the Company and Daikin formed two joint venture entities, Sauer-Danfoss-Daikin Ltd. (the “Sales JV”) and Daikin-Sauer-Danfoss Ltd. (the “Manufacturing JV”), through which the Company and Daikin have manufactured and sold hydrostatic transmissions and other hydraulic and mechanical products. Prior to entering into the Agreement, the Company owned 65% of the Sales JV and 45% of the Manufacturing JV, with the remaining interest in each JV owned by Daikin.
The Company and Daikin entered into the Agreement for the purpose of restructuring the joint venture. The material terms of the Agreement are as follows:
•The Manufacturing JV will purchase certain assets from the Sales JV for a purchase price between $18 million and $24 million.
•The Sales JV will redeem Daikin's entire ownership interest in the Sales JV for a price between $18 million and $24 million.
•As a result of these transactions, the Company will own all of the outstanding equity interests in the Sales JV and will continue to own 45% of the equity interests in the Manufacturing JV.
•The Company and the Sales JV will license certain technology to the Manufacturing JV, which will continue to manufacture and sell the line of hydrostatic transmissions and other hydraulic and mechanical products that it currently manufactures and sells (“Existing Products”). The Manufacturing JV will have the right to sell Existing Products to the Company, to original equipment manufacturers in Japan, and (with respect to certain open circuit piston pumps and components) to Daikin for resale to industrial hydraulic markets.
•The Manufacturing JV will also have the right to develop, manufacture, and sell pumps and motors in the 0 - 32 cc displacement range for use in the mobile hydraulics market (“New Products”). The Manufacturing JV will have the right to sell New Products worldwide directly or, at its option, through a distributorship agreement with the Company.
•The Company will distribute products for the Manufacturing JV in markets outside of Japan on a non-exclusive basis.
•The Manufacturing JV will distribute products for the Company in the Japan market on a non-exclusive basis.
•The Amended and Restated Sales Joint Venture Agreement dated September 27, 2001 by and between the Company and Daikin will be terminated.
•The Amended and Restated Manufacturing Joint Venture Agreement dated September 27, 2001 by and between the Company and Daikin will be superseded by the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sauer-Danfoss Inc.

		By:	/s/ Kenneth D. McCuskey
		Name:	Kenneth D. McCuskey
Date:	October 31, 2012	Title:	Vice President and Chief Accounting Officer, Secretary